                               EXHIBIT (11)(b)(1)

                        AMENDED SCHEDULE A AND SCHEDULE B
                    TO THE ADMINISTRATIVE SERVICES AGREEMENT

                            ADMINISTRATION AGREEMENT

                               AMENDED SCHEDULE A
                            (as of December 31, 1998)



The Dow Target 5 Subaccount

         July Series

         January Series


The Dow Target 10 Subaccount

         July Series

         January Series


Accepted by:




/s/  William L. Busler                        /s/  James Fox
--------------------------------------------  ----------------------------------
PFL Life Insurance Company, on behalf of      First Data Investor Services
PFL Endeavor Target Account                   Group, Inc.

                            ADMINISTRATION AGREEMENT

                               AMENDED SCHEDULE B

                                  FEE SCHEDULE
                            (as of December 31, 1998)


The Account shall pay Investor Services Group the following fees:

        .       a flat fee of $10,000 per annum per Series of each Subaccount

        . Investor Services Group shall be entitled to collect all out-of-pocket fees described in Schedule C


Accepted by:




/s/  William L. Busler                        /s/  James Fox
--------------------------------------------  ----------------------------------
PFL Life Insurance Company, on behalf of      First Data Investor Services
PFL Endeavor Target Account                   Group, Inc.